Exhibit 99.1

NEWS

RELEASE_______________________________________________

CONTACT: Chris Mathis

(512) 434-3766

TEMPLE-INLAND PROVIDES UPDATE ON BOGALUSA PAPER MILL

AUSTIN, TX – August 17, 2011 –Temple-Inland Inc. (NYSE: TIN) today provided an update on the shutdown of its Bogalusa, Louisiana paper mill following an operational issue at the mill and its waste-water treatment facility.

Predictive testing for Biochemical Oxygen Demand (BOD) indicated that the Bogalusa mill would exceed its maximum daily permit levels for discharge to the Pearl River from the mill’s waste-water treatment facility.  The Company believes that this exceedance may have depleted the oxygen level in part of the river below that necessary to sustain a healthy fish population and resulted in a fish kill.

On Saturday, August 13, 2011, upon receiving the results of predictive testing, Temple-Inland immediately shut down the mill.  The Company promptly informed the Louisiana Department of Environmental Quality (DEQ) of the situation and began taking corrective actions to restore the water quality of the River.

Temple-Inland’s Chairman and CEO Doyle R. Simons said, “The health of the Pearl River and surrounding communities are our utmost concerns.  Temple-Inland has a strong environmental record and we sincerely regret this incident, which is contrary to our culture of good community stewardship as both an employer and a resident of Bogalusa and the State of Louisiana.

“We never lose sight that we are members and supporters of the Bogalusa area and apologize for the impact this issue at the mill has had on the Pearl River, its aqua culture and surrounding communities.  We are working diligently and expeditiously to remove the fish kill and restore the quality of the River,” Simons concluded.

About Temple-Inland Inc.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 58 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

Cautionary Statement on Forward-Looking Statements

Forward-looking statements are made throughout this release.  These forward-looking statements are sometimes identified by the use of terms and phrases such as "believe," "should," "would," "expect," "project," "estimate," "anticipate," "intend," "plan," "will," "can," "may," or similar expressions elsewhere in this release.  All forward-looking statements are subject to a number of important factors, risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.  These factors and risks include, but are not limited to, future events relating to costs and other matters related to the matters referred to in this release, IP’s unsolicited offer, general economic conditions, demand for new housing, accuracy of certain accounting assumptions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational, and legal risks and uncertainties detailed from time to time in Temple-Inland’s cautionary statements contained in its filings with the SEC.  Temple-Inland disclaims and does not undertake any obligation to update or revise any forward-looking statement in this release except as required by law.  Temple-Inland notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995.  Temple-Inland is not waiving any other defenses that may be available under applicable law.